Exhibit 99.1

Compass Diversified Announces Sale of Advanced Circuits

WESTPORT, Conn., January 11, 2023 -- Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, today announced it has entered into a definitive agreement (the “Agreement”) to sell its majority owned subsidiary, Compass AC Holdings, Inc., the parent company of Advanced Circuits, Inc. (“Advanced Circuits” or “the Company”), to APCT, Inc. (“APCT”), a leading manufacturer of high reliability printed circuit boards, and portfolio company of Industrial Growth Partners.
Under the terms of the Agreement, Advanced Circuits will be sold to APCT for an enterprise value of $220 million cash at close, subject to certain working capital and other adjustments. CODI expects to realize a pre-tax gain on the sale of Advanced Circuits of between $100 million to $110 million. Net proceeds will be used to pay off outstanding revolver borrowings.
“We partnered with John and Jeff Yacoub and the Advanced Circuits management team over sixteen years ago. They have been exceptional partners and friends over that period, and we are proud to have supported them as they built a true industry leader at Advanced Circuits,” said Elias Sabo, CEO of Compass Diversified. “We believe our permanent capital structure and the longer holding period it afforded CODI in this partnership helped create significant value for our shareholders. APCT represents the right partner for the Company in the next step of its journey and we wish them success.”
John Yacoub, CEO of Advanced Circuits, commented: “We are grateful for our partnership with the CODI team and are excited about Advanced Circuits’ opportunities ahead under new ownership. During our time with CODI, we have bolstered our market-leading position and pursued other areas of growth. We look forward to Advanced Circuits’ next chapter, and we’re confident that our partnership with APCT will enable us to further our position as an industry leader and deliver the high-quality products our customers expect. We thank the CODI team for their longstanding support.”
The closing of this transaction is subject to customary terms and conditions, including regulatory approval, and is expected to occur in February 2023.
Jefferies LLC acted as exclusive financial advisor and Ropes & Gray LLP acted as legal counsel to CODI. Kirkland & Ellis LLP acted as legal counsel to APCT.

About Compass Diversified
Since its founding in 1998, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements, including statements with regard to the future performance of CODI and its subsidiaries. Words such as "believes," "expects," and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the SEC for the year ended December 31, 2021 and in other filings with the SEC. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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